EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 of Old Line Bancshares, Inc. of our report dated March 22, 2010, relating to our audit of the consolidated financial statements of Old Line Bancshares, Inc. and Subsidiaries for each of the years in the three-year period ended December 31, 2009.

Baltimore, Maryland
July 23, 2010

101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990  FAX 410-583-7061
Website:  www.Rowles.com